Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
MInneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Reports Third Quarter Sales Growth of 17 Percent and Net
Income Per Diluted Share from Continuing Operations of $0.55
•	Reports third quarter sales up 17 percent year-over-year to $774 million, with double digit growth in both Water and Technical Products

•	Operating margins improved year-over-year to 11.7 percent

•	Diluted earnings per share from continuing operations (EPS) of $0.55, up 45 percent year-over-year on GAAP basis; up 31 percent when compared to adjusted third quarter 2009 EPS

•	Updated full-year 2010 EPS guidance to a range of $1.93 to $1.98 from previous guidance of $1.86 to $1.96 per share
All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and Non-GAAP reconciliations are in the attached financial tables.
MINNEAPOLIS — October, 26 2010 — Pentair, Inc. (NYSE: PNR) today reported third quarter 2010 revenue of $774 million and net income from continuing operations attributable to Pentair, Inc. of $55 million, or $0.55 per share. This compares to $0.38 of EPS in the third quarter last year. Adjusting third quarter 2009 for restructuring items, year-over-year adjusted EPS increased 31 percent.
Total company sales increased 17 percent to $774 million, compared with $663 million in the third quarter of 2009. Both Water and Technical Products grew sales double-digits with broad-based growth across geographies and most key end-markets served. The company delivered third quarter operating income of $91 million, up 36 percent year-over-year or up 23 percent compared to adjusted third quarter 2009 operating income. Overall, operating margins for the third quarter increased 50 basis points to 11.7 percent when compared to adjusted third quarter 2009 operating margins, driven mostly by revenue growth.
The company generated free cash flow of $79 million for the quarter, with year-to-date free cash flow performance of $207 million, which is $5 million greater than the same period of a year ago. The company said it is on track to achieve free cash flow of greater than $225 million for the full year 2010.
“Third quarter results were solid, with broad-based top-line growth across our portfolio of businesses and geographies,” said Randall J. Hogan, Pentair chairman and chief executive officer. “Our performance reflects focused execution on our growth and productivity initiatives and underscores the strength of our brands, channels and geographies.”
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“We are encouraged by the continued strength in the industrial end markets and robust growth in emerging markets, while the U.S. residential end market continues its modest recovery. We continue to generate strong cash flows and invest in product innovation and expanding our presence in key emerging markets to fuel further growth,” Hogan continued.
Third Quarter Business Highlights
Water sales grew 11 percent year-over-year to $513 million, including an unfavorable one-percentage point impact from foreign exchange. Within Water, U.S. sales grew 14 percent led by strong sales in municipal pumps, pool equipment and agriculture. In emerging markets, water grew 13 percent led by 18 percent growth in Latin America and sales almost doubling in India. Within the five Water global business units, the third quarter sales were as follows:
•	Residential Flow sales were up 1 percent versus the year-ago quarter, as robust growth in the agricultural business helped offset a modest decline in U.S. residential pumps.

•	Residential Filtration sales were up 9 percent due to expanded distribution in emerging markets and product innovations across all markets.

•	Pool sales were up 10 percent as the U.S. business continued to grow faster than the market due to dealer expansion and demand for energy-efficient Eco-Select products.

•	Engineered Flow sales were up 35 percent reflecting strong municipal pump sales driven by the Gulf Intracoastal Waterway project in New Orleans. Commercial business declines continued, reflecting a weak commercial market.

•	Filtration Solutions sales were up 10 percent led by strong global sales and expanded distribution in Food Service and the Energy market, which helped offset lower municipal project sales.
Water’s third quarter reported operating income totaled $58 million, up 10 percent as compared to $53 million in the same period last year. When compared to third quarter 2009 adjusted operating income of $56 million, third quarter 2010 operating margins decreased by 70 basis points to 11.4 percent. Higher than expected material costs due to inflation and mix, along with lower pricing drove margins lower year-over-year. The benefits from volume growth and productivity continued to offset reinstated employee benefits and growth investments.
Technical Products delivered third quarter 2010 sales of $261 million, an increase of 30 percent versus the year-earlier period. Sales grew 32 percent, excluding the impact of foreign exchange, driven by solid demand across all key markets.
•	Industrial, communications and general electronics all posted strong double digit sales, while the commercial business grew for the second sequential quarter.

•	The U.S. had strong growth, with sales up 35 percent year-over-year, while Western European geographies grew in the low teens. Emerging markets were up 38 percent in total, led by robust growth in China.
Technical Products’ third quarter reported operating income totaled $43 million, up 75 percent compared to $24 million in the same quarter last year. When compared to third quarter 2009 adjusted operating income of $29 million, third quarter 2010 operating margins increased 190 basis points to 16.3 percent. Volume growth, productivity, and slightly higher pricing more than offset the negative impact from inflation, reinstated employee benefits and growth investments.
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Outlook
The company provided its fourth quarter 2010 EPS guidance of $0.42 to $0.47, which is flat to down 11 percent when compared to adjusted fourth quarter 2009 EPS of $0.47. The fourth quarter 2010 EPS includes a higher tax rate and four less selling days when compared to the same period of a year ago. The company expects fourth quarter 2010 sales to be up mid single digits compared to the same period last year.
The company updated its full year 2010 EPS guidance to a range of $1.93 to $1.98, an increase of 31 to 35 percent versus full year 2009 adjusted EPS. Full year 2010 sales are now expected to be around $3.0 billion and full year free cash flow is expected to be greater than $225 million.
“Our updated full year 2010 guidance reflects sales growth of approximately 12 percent for the year and expected EPS growth in the 31 to 35 percent range, demonstrating the strength of our businesses and positive results from our focused execution on growth and productivity initiatives,” said Hogan.
“The fourth quarter EPS guidance reflects continued strength in daily sales. We anticipate higher year-over-year costs in the fourth quarter related to material inflation, the reinstatement of the employee benefits and continued investments in innovation and selling capabilities. Moving beyond the fourth quarter, we expect pricing and higher productivity to offset material inflation and we will continue to drive initiatives to sustain accelerated growth,” Hogan added.
Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and third quarter 2010 results and 2010 outlook on a two-way conference call with investors and a live audio webcast at 9 a.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this third quarter 2010 earnings release and the third quarter 2010 earnings conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The webcast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as the magnitude, timing and scope of recovery from the global economic downturn; the strength of housing and related markets; the risk that expected benefits from our recent restructuring and other cost reduction plans may not be fully realized, or may take longer to realize than expected; foreign currency effects; material inflation outpacing our productivity and pricing actions; retail, commercial and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
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About Pentair, Inc.
Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that protect sensitive electronics and the people that use them. With 2009 revenues of $2.7 billion, Pentair employs approximately 13,500 people worldwide.
Pentair Contacts:
Sara Zawoyski
Vice President, Investor Relations
Tel.: (763) 656-5575
E-mail: sara.zawoyski@pentair.com

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
	October 2,	September 26,	October 2,	September 26,
In thousands, except per-share data	2010	2009	2010	2009

Net sales	$773,735	$662,665	$2,276,915	$1,990,217
Cost of goods sold	537,193	455,698	1,578,503	1,417,539

Gross profit	236,542	206,967	698,412	572,678
% of net sales	30.6%	31.2%	30.7%	28.8%
Selling, general and administrative	128,854	125,578	392,787	361,957
% of net sales	16.7%	18.9%	17.3%	18.2%
Research and development	16,865	14,707	51,075	43,265
% of net sales	2.2%	2.2%	2.2%	2.2%

Operating income	90,823	66,682	254,550	167,456
% of net sales	11.7%	10.1%	11.2%	8.4%

Other (income) expense:

Equity (income) losses of unconsolidated subsidiaries	(347)	135	(1,806)	691
Loss on early extinguishment of debt	—	—	—	4,804
Net interest expense	8,953	9,711	27,049	31,328
% of net sales	1.2%	1.5%	1.2%	1.6%

Income from continuing operations before income taxes and noncontrolling interest	82,217	56,836	229,307	130,633
Provision for income taxes	26,488	18,159	75,937	41,808
effective tax rate	32.2%	31.9%	33.1%	32.0%

Income from continuing operations	55,729	38,677	153,370	88,825
Gain (loss) on disposal of discontinued operations, net of tax	549	(85)	1,666	(153)

Net income before noncontrolling interest	56,278	38,592	155,036	88,672
Noncontrolling interest	1,228	1,644	3,584	2,531

Net income attributable to Pentair, Inc.	$55,050	$36,948	$151,452	$86,141

Net income from continuing operations attributable to Pentair, Inc.	$54,501	$37,033	$149,786	$86,294

Earnings per common share attributable to Pentair, Inc.

Basic
Continuing operations	$0.55	$0.38	$1.53	$0.89
Discontinued operations	0.01	—	0.01	—

Basic earnings per common share	$0.56	$0.38	$1.54	$0.89

Diluted
Continuing operations	$0.55	$0.38	$1.51	$0.88
Discontinued operations	—	—	0.01	—

Diluted earnings per common share	$0.55	$0.38	$1.52	$0.88

Weighted average common shares outstanding

Basic	98,298	97,496	98,105	97,495
Diluted	99,514	98,641	99,326	98,329

Cash dividends declared per common share	$0.19	$0.18	$0.57	$0.54

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	October 2,	December 31,	September 26,
In thousands	2010	2009	2009

Assets
Current assets
Cash and cash equivalents	$56,995	$33,396	$50,214
Accounts and notes receivable, net	490,221	455,090	423,125
Inventories	410,072	360,627	366,416
Deferred tax assets	50,991	49,609	52,997
Prepaid expenses and other current assets	48,555	47,576	48,446

Total current assets	1,056,834	946,298	941,198

Property, plant and equipment, net	327,602	333,688	339,412

Other assets
Goodwill	2,070,911	2,088,797	2,127,082
Intangibles, net	461,378	486,407	506,837
Other	56,033	56,144	67,723

Total other assets	2,588,322	2,631,348	2,701,642

Total assets	$3,972,758	$3,911,334	$3,982,252

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$4,180	$2,205	$16
Current maturities of long-term debt	37	81	98
Accounts payable	266,416	207,661	199,002
Employee compensation and benefits	100,626	74,254	78,225
Current pension and post-retirement benefits	8,948	8,948	8,890
Accrued product claims and warranties	40,783	34,288	33,179
Income taxes	22,202	5,659	24,302
Accrued rebates and sales incentives	39,066	27,554	27,989
Other current liabilities	90,286	85,629	95,367

Total current liabilities	572,544	446,279	467,068

Other liabilities
Long-term debt	673,265	803,351	814,857
Pension and other retirement compensation	219,463	234,948	264,472
Post-retirement medical and other benefits	28,506	31,790	32,019
Long-term income taxes payable	23,857	26,936	27,792
Deferred tax liabilities	147,772	146,630	153,984
Other non-current liabilities	93,681	95,060	102,924

Total liabilities	1,759,088	1,784,994	1,863,116

Shareholders’ equity	2,213,670	2,126,340	2,119,136

Total liabilities and shareholders’ equity	$3,972,758	$3,911,334	$3,982,252

Days sales in accounts receivable (13 month moving average)	59	62	62
Days inventory on hand (13 month moving average)	82	90	92
Days in accounts payable (13 month moving average)	68	66	65

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
	October 2,	September 26,
In thousands	2010	2009

Operating activities
Net income before noncontrolling interest	$155,036	$88,672
Adjustments to reconcile net income to net cash provided by (used for) operating activities
(Gain) loss on disposal of discontinued operations	(1,666)	153
Equity (income) losses of unconsolidated subsidiaries	(1,806)	691
Depreciation	43,141	44,186
Amortization	19,742	22,054
Deferred income taxes	4,866	170
Stock compensation	16,598	13,092
Excess tax benefits from stock-based compensation	(2,193)	(754)
Gain on sale of assets	166	(177)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(36,216)	46,718
Inventories	(49,822)	56,459
Prepaid expenses and other current assets	(1,476)	16,061
Accounts payable	60,162	(18,659)
Employee compensation and benefits	21,600	(17,883)
Accrued product claims and warranties	6,556	(8,565)
Income taxes	18,013	19,166
Other current liabilities	15,493	(9,699)
Pension and post-retirement benefits	(15,197)	(12,251)
Other assets and liabilities	(3,754)	747

Net cash provided by (used for) continuing operations	249,243	240,181
Net cash provided by (used for) operating activities of discontinued operations	—	(1,531)

Net cash provided by (used for) operating activities	249,243	238,650
Investing activities
Capital expenditures	(42,981)	(39,306)
Proceeds from sale of property and equipment	340	817
Divestitures	—	1,506
Other	(1,232)	(3,272)

Net cash provided by (used for) investing activities	(43,873)	(40,255)
Financing activities
Net short-term borrowings	1,975	(16)
Proceeds from long-term debt	493,821	490,000
Repayment of long-term debt	(624,007)	(628,776)
Debt issuance costs	(50)	(50)
Excess tax benefits from stock-based compensation	2,193	754
Stock issued to employees, net of shares withheld	7,861	1,729
Repurchases of common stock	(2,786)	—
Dividends paid	(56,584)	(53,162)

Net cash provided by (used for) financing activities	(177,577)	(189,521)
Effect of exchange rate changes on cash and cash equivalents	(4,194)	1,996

Change in cash and cash equivalents	23,599	10,870
Cash and cash equivalents, beginning of period	33,396	39,344

Cash and cash equivalents, end of period	$56,995	$50,214

Free cash flow

Net cash provided by (used for) continuing operations	$249,243	$240,181
Capital expenditures	(42,981)	(39,306)
Proceeds from sale of property and equipment	340	817

Free cash flow	$206,602	$201,692

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2010	2010	2010	2010

Net sales to external customers
Water Group	$478,038	$549,318	$512,587	$1,539,943
Technical Products Group	228,975	246,849	261,148	736,972

Consolidated	$707,013	$796,167	$773,735	$2,276,915

Intersegment sales
Water Group	$517	$427	$442	$1,386
Technical Products Group	703	1,047	1,154	2,904
Intercompany sales eliminations	(1,220)	(1,474)	(1,596)	(4,290)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water Group	$42,138	$75,954	$58,457	$176,549
Technical Products Group	33,098	37,990	42,605	113,693
Unallocated corporate expenses and intercompany eliminations	(11,635)	(13,818)	(10,239)	(35,692)

Consolidated	$63,601	$100,126	$90,823	$254,550

Operating income as a percent of net sales
Water	8.8%	13.8%	11.4%	11.5%
Technical Products	14.5%	15.4%	16.3%	15.4%
Consolidated	9.0%	12.6%	11.7%	11.2%

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2009	2009	2009	2009

Net sales to external customers
Water Group	$423,932	$486,990	$461,570	$1,372,492
Technical Products Group	209,908	206,722	201,095	617,725

Consolidated	$633,840	$693,712	$662,665	$1,990,217

Intersegment sales
Water Group	$289	$198	$284	$771
Technical Products Group	233	600	544	1,377
Intercompany sales eliminations	(522)	(798)	(828)	(2,148)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water Group	$26,976	$49,781	$53,085	$129,842
Technical Products Group	20,462	23,578	24,356	68,396
Unallocated corporate expenses and intercompany eliminations	(10,224)	(9,799)	(10,759)	(30,782)

Consolidated	$37,214	$63,560	$66,682	$167,456

Operating income as a percent of net sales
Water	6.4%	10.2%	11.5%	9.5%
Technical Products	9.7%	11.4%	12.1%	11.1%
Consolidated	5.9%	9.2%	10.1%	8.4%

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2009	2009	2009	2009	2009

Net sales	$633,840	$693,712	$662,665	$702,251	$2,692,468

Operating income — as reported	37,214	63,560	66,682	52,492	219,948
% of net sales	5.9%	9.2%	10.1%	7.5%	8.2%
Adjustments:
Restructuring and asset impairment	2,824	2,944	7,295	24,881	37,944

Operating income — as adjusted	40,038	66,504	73,977	77,373	257,892
% of net sales	6.3%	9.6%	11.2%	11.0%	9.6%

Net income from continuing operations attributable to Pentair, Inc. — as reported	17,255	32,006	37,033	29,218	115,512
Adjustments — tax affected
Restructuring and asset impairment, net of minority interest	1,864	1,943	4,815	17,549	26,171
Bond tender	—	3,171	—	—	3,171

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	19,119	37,120	41,848	46,767	144,854

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.18	$0.33	$0.38	$0.29	$1.17
Adjustments	0.02	0.05	0.04	0.18	0.30

Diluted earnings per common share — as adjusted	$0.20	$0.38	$0.42	$0.47	$1.47

Weighted average common shares outstanding — Diluted	97,966	98,422	98,641	99,226	98,522

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2009	2009	2009	2009	2009

Water
Net sales	$423,932	$486,990	$461,570	$475,272	$1,847,764

Operating income — as reported	26,976	49,781	53,085	33,903	163,745
% of net sales	6.4%	10.2%	11.5%	7.1%	8.9%
Adjustments — restructuring and asset impairment	1,464	1,460	2,639	21,336	26,899

Operating income — as adjusted	28,440	51,241	55,724	55,239	190,644
% of net sales	6.7%	10.5%	12.1%	11.6%	10.3%

Technical Products
Net sales	$209,908	$206,722	$201,095	$226,979	$844,704

Operating income — as reported	20,462	23,578	24,356	31,959	100,355
% of net sales	9.7%	11.4%	12.1%	14.1%	11.9%
Adjustments — restructuring and asset impairment	792	1,139	4,557	2,729	9,217

Operating income — as adjusted	21,254	24,717	28,913	34,688	109,572
% of net sales	10.1%	12.0%	14.4%	15.3%	13.0%